SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 15, 2008



SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

Colorado              001-13458              84-0920811
(State or other         (Commission           (I.R.S. Employer
 jurisdiction of         File Number)          Identification No.)
 incorporation)

4880 Havana Street, Denver, CO             80239

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]	Written communications pursuant to Rule 425 under the Securities
	Act (17 CFR 230.425)
[  ]	Soliciting material pursuant to Rule 14a-12 under the Exchange
	Act (17 CFR 240.14a-12)
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under
	the Exchange Act (17 CFR 240.14d-2(b))
[  ]	Pre-commencement communications pursuant to Rule 13e-4(c) under
	the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01	Entry into a Material Definitive Agreement.

Scott's Liquid Gold-Inc. (the "Company") owns approximately 5.5 acres of vacant land north and adjacent to the Company's facilities in Denver, Colorado. On September 15, 2008, the Company entered into a purchase agreement with an unrelated party providing for the sale of the vacant land for $1,209,661 in cash. After real estate commissions and other expenses, the Company anticipates that this price would result in net proceeds of approximately $1,100,000. The sale of the land is subject to a number of conditions, including the purchaser's satisfaction with its due diligence investigation of the property to determine in the opinion of the purchaser whether the property is suitable for the purchaser's intended use. The purchaser has 60 days from September 15, 2008 to complete its due diligence investigation. The closing of the sale of the land is to take place within 15 days after the expiration of this due diligence period.

The land is part of the collateral for the Company's loan with Citywide Banks. That loan is secured by the land, building and fixtures at the Company's Denver, Colorado facilities. The current outstanding amount of the Bank loan is approximately $4,730,000. The Bank has approved of the sale of the vacant land free of the Bank's lien based on:

	.  The proposed sale resulting in net proceeds of approximately
	   $1,100,000;
	. the immediate principal reduction at the time of the sale in the amount of $700,000; and
	. the placement of the balance of the proceeds, estimated at approximately $400,000, in a reserve account to be applied to future monthly principal and interest payments on the Bank loan.

The $400,000 reserve benefits the Company's cash flow by its use to make required monthly payments.

The Company's other real property continues to be listed for sale, lease or a combination of the foregoing. The Company is also exploring the possibility of a financing to raise capital. One source under consideration is a line of credit. The Bank has stated that it will not stand in the way of the Company's obtaining outside financing for a $1,200,000 line of credit secured by accounts receivable and inventory. However, there is currently no agreement for, and no assurance of, any such financing.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SCOTT'S LIQUID GOLD-INC.
                                        (Registrant)

Date: September 15, 2008                /s/ Jeffry B. Johnson
                                        ----------------------------
                                        By: Jeffry B. Johnson
                                        Chief Financial Officer and
                                         Treasurer